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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

  We hereby consent to the use in the prospectus constituting part of this Registration Statement on Form S-1 of our report dated May 7, 1999, relating to the consolidated financial statements and financial statement schedule of LookSmart, Ltd. and Subsidiaries. We also consent to the references to us under the headings "Experts" and "Selected Consolidated Financial Data" in such prospectus. However, it should be noted that PricewaterhouseCoopers LLP has not prepared or certified such "Selected Consolidated Financial Data."

/s/ PricewaterhouseCoopers LLP

San Francisco, California

August 10, 1999